Exhibit 4.1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MGM GROWTH PROPERTIES LLC

i

ii

iii

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MGM GROWTH PROPERTIES LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF MGM GROWTH PROPERTIES LLC, dated as of April 18, 2016 is executed and agreed to by MGM Resorts International, a Delaware corporation (the “Initial Member”), as the sole member of the Company as of the date hereof, together with any other Persons who become Members of the Company or parties hereto as provided herein.

WITNESSETH:

WHEREAS, the Company was formed as a Delaware limited liability company on October 23, 2015;

WHEREAS, the Initial Member, as the sole member of the Company, executed the Limited Liability Company Agreement of the Company, dated as of October 23, 2015 (as amended, modified or supplemented from time to time, the “Original Limited Liability Company Agreement”); and

WHEREAS, in connection with the consummation of the initial public offering of the Company (the “Initial Public Offering”), the Initial Member desires to amend and restate the Original Limited Liability Company Agreement in its entirety in the manner set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I -

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 4.4(d) and who is shown as such on the books and records of the Company.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Person in question.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of MGM Growth Properties LLC, as it may be amended, supplemented or restated from time to time.

“Applicable Amount” means not more than 9.8% (in value) of the aggregate of the Outstanding Shares or such other percentage determined by the Board of Directors in accordance with Section 8.1(h). The value of Outstanding Shares shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, member, general partner or managing member or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a twenty (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Beneficial Ownership” means ownership of Shares by a Person, whether held directly or indirectly (including by a nominee), and shall include Shares that would be treated as owned by such Person through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Board of Directors” has the meaning assigned to such term in Section 7.1(a).

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America shall not be regarded as a Business Day.

“Certificate” means a certificate in such form (including in global form or variable form if permitted by applicable rules and regulations) as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Common Shares or a certificate, in such form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Preferred Shares.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Charitable Beneficiary” means one or more beneficiaries of the Trust as determined pursuant to Section 8.2(f); provided, that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Class A Common Shares” has the meaning assigned to such term in Section 5.1(c).

“Class B Common Share” has the meaning assigned to such term in Section 5.1(c).

“Closing Price” means, on any date, with respect to any class or series of Shares, the last quoted price of the Shares, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Directors or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board of Directors.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the U.S. Securities and Exchange Commission.

“Common OP Units” means Common Units as defined in the OP Partnership Agreement.

“Common Share Ownership Limit” means not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the Outstanding Shares of any class of Common Shares (other than the Class B Common Share), or such other percentage determined by the Board of Directors in accordance with Section 8.1(h). The number and value of shares of Outstanding Common Shares shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Common Shares” means any Shares that are not Preferred Shares, including the Class A Common Shares and the Class B Common Share.

“Company” means MGM Growth Properties LLC, a Delaware limited liability company, and any successors thereto.

“Company Group” means the Company and its Subsidiaries treated as a single consolidated entity.

“Conflicts Committee” means a committee of the Board of Directors composed entirely of one or more Directors, each of whom (a) is not a director, officer or employee of the Initial Member, (b) is not a director, officer or employee of any Affiliate of the Initial Member (other than a Group Member), (c) is not a holder of any ownership interest in the Initial Member; provided, that a Director that is a member of the Conflicts Committee may Own publicly traded common stock of the Initial Member with an aggregate value of up to one percent (1%) of such Director’s net worth as of the date of formation of such Conflicts Committee (as determined by the Board of Directors in good faith) and (d) is determined by the Board of Directors to be independent under the independence standards required for directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which any class of Shares is listed or admitted to trading.

“Constructive Ownership” means ownership of Shares by a Person, whether held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned by such Person through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Corporate Services Agreement” means the Corporate Services Agreement, to be entered into in connection with the consummation of the Initial Public Offering, by and among the Company, the OP and the Initial Member.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended and in effect from time to time. Any reference herein to a specific section or sections of the Delaware Act shall be deemed to include a reference to any corresponding provision of any successor law.

“Derivative Instrument” has the meaning assigned to such term in Section 12.4(l)(i)(C)(3)(b)(iii).

“Directors” means the members of the Board of Directors.

“Discount” means such percentage (up to one hundred percent (100%)) as the Board of Directors may determine in its sole and absolute discretion, taking into account such equitable and other factors as it deems appropriate. With respect to any amount, the Discount shall mean the Discount percentage of such amount.

“Excepted Holder” means a Person for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Section 8.1(g).

“Excepted Holder Limit” means the percentage limit established by the Board of Directors pursuant to Section 8.1(g), subject to adjustment pursuant to Section 8.1(g)(iv); provided, that the affected Excepted Holder agrees to comply with any requirements established by the Board of Directors pursuant to Section 8.1(g).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Exchange Act shall be deemed to include a reference to any corresponding provision of any successor law.

“Group Member” means a member of the Company Group.

“Indemnitee” means (a) any Person who is or was a manager, managing member, officer, director, agent, tax matters partner, fiduciary or trustee of any Group Member or any Affiliate of any Group Member (including any Director or Officer), (b) any Group Member or any Affiliate of any Group Member, (c) any Person who is or was serving at the request of the Company as a manager, managing member, officer, director, agent, tax matters partner, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (d) the Initial Member and its Affiliates and (e) any Person that the Board of Directors designates as an “Indemnitee” for purposes of this Agreement.

“Initial Date” means the date of the closing of the issuance of Class A Common Shares pursuant to the Initial Public Offering.

“Initial Member” has the meaning assigned to such term in the preamble.

“Initial Public Offering” has the meaning assigned to such term in the recitals.

“IP License Agreement” means that certain Intellectual Property License Agreement, to be entered into in connection with the consummation of the Initial Public Offering, by and between the Company and the Initial Member.

“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.

“Liquidation Date” means the date on which dissolution of the Company occurs.

“Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Section 11.2 as liquidating trustee of the Company within the meaning of the Delaware Act.

“Market Price” means, on any date, with respect to any class or series of Shares, the Closing Price for such Shares on such date.

“Master Contribution Agreement” means that certain Master Contribution Agreement, to be entered into in connection with the consummation of the Initial Public Offering, by and among the Company, the OP and the Initial Member.

“Master Lease Agreement” means that certain Master Lease Agreement, to be entered into in connection with the consummation of the Initial Public Offering, by and between MGP Lessor, LLC, a Delaware limited liability company, and MGM Lessee, LLC, a Delaware limited liability company.

“Member” means, as of any date, any holder of Shares, as of such date.

“Merger Agreement” has the meaning assigned to such term in Section 13.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) (or any successor to such Section) of the Exchange Act and any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Exchange Act) that the Board of Directors shall designate as a National Securities Exchange for purposes of this Agreement.

“Officer” and “Officers” have the meaning assigned to such terms in Section 7.4(a).

“OP” means MGM Growth Properties Operating Partnership LP, a Delaware limited partnership.

“OP Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership, to be entered into in connection with the consummation of the Initial Public Offering, by and among MGM Growth Properties OP GP LLC as the general partner, and the Company and the other limited partners signatory thereto as the limited partners.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Initial Member, the Company or any of its Affiliates) in a form acceptable to the Board of Directors.

“Original Limited Liability Company Agreement” has the meaning assigned to such term in the recitals.

“Outstanding” means, with respect to the Shares or any class or series thereof, as the context requires, all such Shares that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Own” or “Ownership” (and derivatives of such terms) means (a) ownership of record and/or (b) “beneficial ownership” as defined in Rule 13d–3 or Rule 16a–1(a)(2) promulgated by the Commission under the Exchange Act.

“Permitted Transferee” shall mean, with respect to the holder of the Class B Common Share, the Company or any controlled Affiliate of the holder of the Class B Common Share; provided the holder of the Class B Common Share is the Initial Member or a holder to which a transfer has been made in compliance with Section 4.5(e).

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, and a group to which an Excepted Holder Limit applies.

“Plan of Conversion” has the meaning assigned to such term in Section 13.1.

“Preferred Share Ownership Limit” means not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the Outstanding Shares of any class or series of Preferred Shares, or such other percentage determined by the Board of Directors in accordance with Section 8.1(h). The number and value of shares of Outstanding Preferred Shares shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Preferred Shares” means a class of Shares that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares in (a) the right to share in Company distributions and/or (b) rights upon dissolution or liquidation of the Company.

“Prohibited Owner” means, with respect to any purported Transfer, any Person that, but for the provisions of Section 8.1(a), would Beneficially Own or Constructively Own Shares and,

if appropriate in the context, shall also mean any Person who would have been the Record Holder of the shares that the Prohibited Owner would have so owned.

“Record Date” means the date established by the Board of Directors or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) with respect to Shares of any class for which a Transfer Agent has been appointed, the Person in whose name a Share of such class is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day or (b) with respect to other classes of Shares, the Person in whose name any such other Share is registered on the books that the Board of Directors has caused to be kept as of the opening of business on such Business Day.

“Registration Rights Agreement” means that certain Registration Rights Agreement, to be entered into in connection with the consummation of the Initial Public Offering, by and among the Company, the OP and the Initial Member.

“Registration Statement” means the Registration Statement on Form S-11 (File No. 333-210322), as it has been or as it may be amended or supplemented from time to time, filed by the Company with the Commission to register the Class A Common Shares under the Securities Act.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code or any successor provisions.

“Restriction Termination Date” means the first day after the Initial Date on which the Board of Directors determines pursuant to Section 7.13 that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Company to qualify as a REIT.

“Securities Act” means the U.S. Securities Act of 1933, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Securities Act shall be deemed to include a reference to any corresponding provision of any successor law.

“Share” means the ownership interest of a Member in the Company, which may be evidenced by Common Shares, Preferred Shares or other equity interests in the Company or a combination thereof or interest therein, and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement, and which shall exclude options, warrants, rights and appreciation rights relating to an equity interest in the Company.

“Share Designation” has the meaning assigned to such term in Section 5.1(b).

“Special Approval” means approval by a majority of the members of the Conflicts Committee acting in their sole and absolute discretion or, if there is only one member of the Conflicts Committee, approval by the sole member of the Conflicts Committee acting in his sole and absolute discretion; provided, that in connection with any Special Approval, the Conflicts Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties, without the approval of the entire Board of Directors, and the Company shall provide appropriate funding, as determined by the Conflicts Committee, for (i) compensation for independent counsel and other advisers retained by the Conflicts Committee, and (ii) ordinary administrative expenses of the Conflicts Committee that are necessary or appropriate to carrying out its duties.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than fifty percent (50%) of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership or member of such limited liability company, but only if more than fifty percent (50%) of the partnership interests of such partnership or membership interests of such limited liability company (considering all of the partnership interests or membership interests as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation, a partnership or limited liability company) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person. For all purposes under this Agreement, the OP shall be deemed a Subsidiary of the Company and a Group Member.

“Surviving Business Entity” has the meaning assigned to such term in Section 13.2(b)(ii).

“Threshold Transaction” means any transaction, individually or in the aggregate, over $25 million between the holder of the Class B Common Share and its Affiliates (other than the Company and a Group Member), on the one hand, and the Company or a Group Member, on the other hand. For the avoidance of doubt, the exercise of rights by MGM or any of its affiliates (other than the Company and its subsidiaries) under this Agreement, the Master Lease Agreement, the Master Contribution Agreement, the OP Partnership Agreement, the Corporate Services Agreement, the Registration Rights Agreement, the IP License Agreement and the other agreements described in or filed as exhibits to the Registration Statement shall not be considered a Threshold Transaction.

“Transfer” means, for purposes of Article VIII, any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change its Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote (other than solely pursuant to a revocable proxy) or receive distributions on Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares, in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“Transfer Agent” means such bank, trust company or other Person as shall be appointed from time to time by the Company to act as registrar and transfer agent for any class of Shares.

“Treasury Regulations” means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time.

“Trust” means any trust created by the Board of Directors for purposes provided for in Section 8.2.

“Trustee” shall mean the Person unaffiliated with the Company and a Prohibited Owner that is appointed by the Company to serve as trustee of the Trust.

“Unrestricted Person” means (a) each Indemnitee, (b) each Member, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member or any Affiliate of any Group Member and (d) any Person the Board of Directors designates as an “Unrestricted Person” for purposes of this Agreement.

“Voting Shares” means all Shares that are granted the right under this Agreement or under the Delaware Act to vote with respect to the relevant matter; provided, that any Shares owned, directly or indirectly, by the Company do not constitute Voting Shares.

Section 1.2 Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes” or “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Capitalized terms used herein shall have the meanings ascribed to such terms in Section 1.1.

ARTICLE II -

ORGANIZATION

Section 2.1 Formation.

The Company was formed on October 23, 2015 as “Growth Properties LLC” pursuant to the Certificate of Formation filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act and by the entering into of the Original Limited Liability Company Agreement. The Company was subsequently renamed “MGM Growth Properties LLC” on October 27, 2015 pursuant to a Certificate of Amendment to the Certificate of Formation filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act, with such name change reflected in an Amendment to the Original Limited Liability Company Agreement, dated October 27, 2015. This Agreement hereby amends and restates the Original Limited Liability Company Agreement in its entirety, and this Agreement shall become effective on the date hereof. Except as expressly provided to the contrary in this Agreement, the rights, duties, Liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Shares shall constitute personal property of the owner thereof for all purposes.

Section 2.2 Name.

The name of the Company shall be “MGM Growth Properties LLC”. The Company’s business may be conducted under any other name or names as determined by the Board of Directors. The words “Limited Liability Company,” “LLC,” “L.L.C.” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Company from time to time.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the Board of Directors, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporation Trust Center. The principal office of the Company shall be located at 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119 or such other place as the Board of Directors may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

Section 2.4 Purpose and Business.

The purpose and nature of the business to be conducted by the Company shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board of Directors, in its sole and absolute discretion, and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; and (b) do anything necessary or appropriate in furtherance of the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to be classified as a REIT for federal income tax purposes, unless the Board of Directors shall have determined pursuant to Section 7.13 that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.

Section 2.5 Powers.

The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company, including full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property.

Section 2.6 Term.

The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue in existence until the dissolution of the Company in accordance with the provisions of Article XI. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.7 Title to the Company’s Assets.

Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such assets or any portion thereof. Title to any or all of the Company’s assets may be held in the name of the Company, any entity in the Company Group or one or more nominees, as the Board of Directors may determine. The Company hereby declares and warrants that any of the Company’s assets for which record title is held in the name of the Company or one or more of its Affiliates or one or more nominees shall be held by the Company or such Affiliate or nominee for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Board of Directors shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Board of Directors determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company or one or more of the Company’s designated Affiliates as soon as reasonably practicable. All of the Company’s assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such assets is held.

ARTICLE III -

RIGHTS OF MEMBERS

Section 3.1 Limitation of Liability.

As provided in Section 18-303 of the Delaware Act, the debts, obligations and Liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts,

obligations and Liabilities of the Company. The Members shall have no Liability under this Agreement, or for any such debt, obligation or Liability of the Company, in their capacity as a Member, except as expressly provided in this Agreement or the Delaware Act.

Section 3.2 Management of Business.

No Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company solely by reason of being a Member.

Section 3.3 Outside Activities of Members.

Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business ventures of any Member.

Section 3.4 Rights of Members.

(a) In addition to the other rights specifically set forth in this Agreement and subject to such reasonable standards (including standards governing what information and documents are to be furnished and at what time and location and at whose expense) as may be established by the Board of Directors or any Officer, each Member is entitled to all information to which a member of a Delaware limited liability company is entitled to have access pursuant to the Delaware Act under the circumstances and subject to the conditions therein stated.

(b) Notwithstanding any other provision of this Agreement, the Board of Directors may keep confidential from the Members, for such period of time as the Board of Directors determines, (i) any information that the Board of Directors reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Board of Directors believes (A) is not in the best interests of the Company or the Company Group, (B) could damage the Company or the Company Group or their respective businesses or (C) that any Group Member is required by law or by agreement with any third party to keep confidential.

ARTICLE IV -

CERTIFICATES; RECORD HOLDERS; TRANSFER OF SHARES; REDEMPTION OF SHARES

Section 4.1 Certificates.

Notwithstanding anything to the contrary in this Agreement, unless the Board of Directors shall determine otherwise in respect of some or all of any or all classes of Shares, Shares issued shall be evidenced by one or more Certificates issued in the name of such Person holding such Shares or issued in global form to a Record Holder that is a clearing corporation (or agent or nominee of such clearing corporation), with such Certificate(s) evidencing the number of such Shares being so issued; provided, however, that with respect to any Certificate(s)

evidencing Class A Common Shares issued in global form pursuant to any equity incentive plan of the Company to a Record Holder acting as nominee in respect of holders of outstanding or future awards issued under such plan, the number of Class A Common Shares evidenced by such Certificate(s) may be variable by reference to the Company’s register, as determined by, and in accordance with such procedures established by, the Board of Directors. Certificates issued shall be executed on behalf of the Company by the Chairman of the Board of Directors, Chief Executive Officer or Chief Financial Officer and the Secretary, any Assistant Secretary or other authorized Officer or Director. If a Transfer Agent has been appointed for a class of Shares, no Certificate for such class of Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent for such class of Shares; provided, however, that if the Board of Directors elects to cause the Company to issue Shares of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Shares have been duly registered in accordance with the directions of the Company. If any Officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Officer or Transfer Agent at the date of issue.

Section 4.2 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) To the extent any Share is represented by a Certificate, if any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers of the Company shall execute, and the Transfer Agent shall countersign (or place a facsimile signature upon) and deliver in exchange therefor, a new Certificate evidencing the same number and type of Shares as the Certificate so surrendered.

(b) The appropriate Officers of the Company shall execute and deliver, and the Transfer Agent shall countersign (or place a facsimile signature upon), a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the Company has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Company.

(c) If a Member fails to notify the Company within a reasonable period of time after such Member has received notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, to the fullest extent permitted by law, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate.

(d) As a condition to the issuance of any new Certificate under this Section 4.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3 Record Holders.

The Company shall be entitled to recognize the applicable Record Holder as the owner of any Share (and as the Member with respect to such Share) and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed or admitted for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company, on the one hand, and such other Person, on the other hand, such representative Person shall be (a) the Record Holder of such Share and (b) bound by this Agreement and shall have the rights and obligations of a Member hereunder as, and to the extent, provided herein.

Section 4.4 Registration and Transfer of Shares.

(a) The Company shall keep or cause to be kept on behalf of the Company a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.4(b), the Company will provide for the registration and transfer of Shares. Unless otherwise provided in any Share Designation, the Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering the Class A Common Shares and transfers of the Class A Common Shares as herein provided. The Company shall recognize transfers of Certificates evidencing Shares unless such transfers are not effected in the manner described in this Section 4.4 or are otherwise restricted under this Agreement. Any transfer or purported transfer of a Share not made in accordance with this Agreement shall be void ab initio.

(b) The Company shall not recognize any transfer of Shares evidenced by Certificates until the Certificates evidencing such Shares, if any, are surrendered for registration of transfer, provided, however, that to the extent a Certificate(s) is issued in global form with the number of Class A Common Shares evidenced by such Certificate(s) variable by reference to the Company’s register in accordance with the proviso to the first sentence of Section 4.1, transfers of Class A Common Shares evidenced by such Certificate(s) need not require surrender of such Certificate(s) so long as such transfer is recorded on the Company’s register and is otherwise noted on such Certificate(s) in accordance with such procedures established by the Board of

Directors. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.4, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. Upon surrender of a Certificate for registration of transfer of any Shares evidenced by a Certificate, and subject to the provisions of this Section 4.4(b), the appropriate Officers of the Company shall execute and deliver, and in the case of Certificates evidencing Shares for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as was evidenced by the Certificate so surrendered.

(c) Upon the receipt of proper transfer instructions from the registered owner of uncertificated Shares, such uncertificated Shares shall be cancelled, issuance of new equivalent uncertificated Shares or Certificates shall be made to the holder of the Shares entitled thereto and the transaction shall be recorded upon the Company’s register.

(d) By acceptance of the transfer of any Shares in accordance with this Section 4.4, and except as provided in Article VIII, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Shares so transferred to such Person when any such transfer or admission is reflected in the books and records of the Company (ii) shall become the Record Holder of the Shares so transferred, (iii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement upon admission to the Company as a Member pursuant to clause (i) above, (iv) represents that the transferee has the capacity, power and authority to enter into this Agreement, and (v) makes the consents, acknowledgements and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

(e) Subject to (i) the foregoing provisions of this Section 4.4, (ii) Section 4.3, (iii) Section 4.5, (iv) Article VIII, (v) with respect to any class or series of Shares, the provisions of any statement of designations or amendment to this Agreement establishing such class or series, (vi) any contractual provisions binding on any Member and (vii) provisions of applicable law, including the Securities Act, Shares shall be freely transferable.

Section 4.5 Restrictions on Transfers.

(a) Except as provided in Section 4.5(c), notwithstanding the other provisions of this Article IV, a transfer of any Shares may be made only to the extent that such transfer would (i) not violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) not terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation or (iii) not conflict with the restrictions set forth in Article VIII.

(b) The Company may impose restrictions on the transfer of Shares if it receives an Opinion of Counsel that (i) such restrictions are necessary or advisable to preserve the uniformity of the Shares (or any class or series thereof) and (ii) that such restrictions would not prevent the Company from qualifying as a REIT (so long as the Company has determined to qualify as a REIT). The Board of Directors may, without the consent or approval of any Members, impose such restrictions or otherwise to the extent the Board of Directors determines that it is necessary or desirable to do so; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Shares on the principal National Securities Exchange on which such class of Shares is then listed or admitted for trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Shares of such class, and that the Board of Directors determines that any such restrictions would not prevent the Company from qualifying as a REIT (so long as the Company has determined to qualify as a REIT).

(c) Nothing contained in this Article IV or elsewhere in this Agreement shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed or admitted for trading.

(d) In the event that any Share is evidenced in certificated form, each such Certificate shall bear a conspicuous legend including the restrictions set forth in this Section 4.5 in accordance with the requirements of the Delaware Act, substantially in the form set forth in Section 8.1(i).

(e) Notwithstanding anything to the contrary in this Agreement, other than transfers to any Permitted Transferee(s) or the Initial Member, to the extent that the Class B Common Share is entitled to the majority voting power pursuant to Section 5.2(a), the Class B Common Share may be transferred only if and to the extent that such transfer is approved by Special Approval, such approval not to be unreasonably withheld; provided, that when determining whether to grant such Special Approval, the Conflicts Committee shall take into account the interests of the Company and the holders of the Class A Common Shares ahead of the interests of the holder of the Class B Common Share. For the avoidance of doubt, the transfer of an interest in a publicly-traded Person that holds the Class B Common Share shall not constitute a transfer for purposes hereof.

Section 4.6 Regulatory Provisions.

(a) So long as the Company holds (directly or indirectly) a license or franchise from a governmental agency to conduct its business, which license or franchise is conditioned upon some or all of the holders of the Shares possessing prescribed qualifications, any and all of the Shares shall be subject to, at the election of the Board of Directors in its sole and absolute discretion, (i) redemption by the Company and/or (ii) the condition that any holder of the Shares must dispose of such holder’s interest in such Shares within one-hundred twenty (120) days or such other time as determined by the Board of Directors following the Board of Directors’ receipt of notice that such holder does not possess the aforementioned prescribed qualifications, in each case, to the extent necessary to prevent the loss of such license or franchise or to reinstate it.

(b) As promptly as practicable following the Company’s receipt of written notice from a governmental agency that a holder of Shares does not possess the prescribed qualifications necessary for the Company to hold a license or franchise from such governmental agency to conduct its business, the Company shall (i) personally deliver a copy of such written notice to such holder, (ii) mail a copy of such written notice to such holder at the address shown on the Company’s books and records or (iii) use any other reasonable means of delivering a copy of such written notice to such holder. Failure of the Company to provide notice to such holder after making reasonable efforts to do so shall not preclude the Company from exercising its rights under this Section 4.6. Failure of the Company to exercise its rights under Section 4.6(a)(ii) shall not preclude the Company from exercising its rights under Section 4.6(a)(i).

(c) Any Shares redeemable pursuant to this Section 4.6 may be called for redemption immediately for cash, property or rights, including securities of the Company or another company, on not less than five (5) days’ notice to the holder(s) thereof at a redemption price equal to the average Closing Price of such Shares on any National Securities Exchange on which the Shares are listed or admitted for trading for the forty-five (45) trading days immediately preceding the date of the redemption notice.

Section 4.7 UCC 8-103(c) Designation of Class A Common Shares and Certificates.

Each Class A Common Share and each Certificate shall each constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that on the date hereof or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (and each Class A Common Share and Certificate shall each be treated as such a “security” for all purposes, including, without limitation perfection of the security interest therein under Article 8 of each applicable Uniform Commercial Code).

ARTICLE V -

CLASSES AND ISSUANCE OF SHARES

Section 5.1 Authorization to Issue Shares.

(a) The Company, and the Board of Directors on behalf of the Company, may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Member or any other Person. Each Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Share Designation). Except to the extent expressly provided in this Agreement (including any Share Designation), no Shares shall entitle any Member to any preemptive, preferential, or similar rights with respect to the issuance of Shares.

(b) Each additional Share authorized to be issued by the Company (other than the Class A Common Shares and the Class B Common Share) may be issued in one or more classes, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes of Shares) as shall be fixed by the Board of Directors and reflected in a resolution approved by the Board of Directors (each, a “Share Designation”), including (i) the right to share in Company distributions, the dates distributions will be payable and whether distributions with respect to such series or class will be cumulative or non-cumulative; (ii) rights upon dissolution and liquidation of the Company; (iii) whether, and the terms and conditions upon which, the Company may redeem such Shares; (iv) whether such Shares are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, or the period or periods during which, such Shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made; (v) the terms and conditions upon which such Shares will be issued, evidenced by Certificates and assigned or transferred; (vi) the method for determining the percentage interest as to such Shares; (vii) the terms and amounts of any sinking fund provided for the purchase or redemption of Shares of the same class or series; (viii) whether there will be restrictions on the issuance of Shares of the same class or series or any other class or series; and (ix) the right, if any, of the holder of each such Share to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Shares. A Share Designation (or any resolution of the Board of Directors amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the books and records of the Company, and shall be annexed to, and constitute part of, this Agreement.

(c) The Company is authorized to issue up to one billion and one (1,000,000,001) Common Shares, consisting of one billion (1,000,000,000) Class A Common Shares (the “Class A Common Shares”) and one Class B Common Share (the “Class B Common Share”), and one-hundred million (100,000,000) Preferred Shares.

(d) The aggregate number of Shares that are authorized (or the authorized number of any class of Shares) may be increased or decreased from time to time as the Board of Directors shall determine, all without the approval of any Member or any other Person; provided, that the Board of Directors shall not decrease the number of Shares that are authorized (or the authorized number of any class of Shares) below the amount then Outstanding or the number of Shares required in accordance with Section 5.3.

(e) The Board of Directors may reclassify any unissued Common Shares from time to time in one or more classes or series. The Board of Directors may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more classes or series.

(f) The Board of Directors may, without the consent or approval of any Members, amend this Agreement and make any filings under the Securities Act or otherwise to the extent the Board of Directors determines that it is necessary or desirable in order to effectuate any issuance of Shares, or options, rights, warrants and appreciation rights relating to Shares, pursuant to this Article V. The terms of any Share Designation adopted hereunder may amend the provisions of this Agreement or any other Share Designation. The Board of Directors shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Shares, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which such Shares are listed or admitted for trading.

Section 5.2 Rights of Class A Common Shares and the Class B Common Share.

(a) Voting Rights. The holders of Class A Common Shares and the Class B Common Share shall (i) at all times vote together as a single class on all matters (including the election of Directors) submitted to a vote or for the consent (if action by written consent of the Members is permitted under this Agreement) of the Members of the Company, (ii) be entitled to notice of any Members’ meeting in accordance with this Agreement and (iii) be entitled to vote upon such matters and in such manner as may be provided by applicable law. Each Record Holder of Class A Common Shares, in such holder’s capacity as a holder of Class A Common Shares, shall be entitled to one (1) vote per Class A Common Share held of record by such holder. The Record Holder of the Class B Common Share, in such holder’s capacity as a holder of the Class B Common Share, shall be entitled to a number of votes (rounded up to the nearest whole number) that is equal to the product of (x) the total number of votes held by the holders of Class A Common Shares plus any other class of Shares (other than the Class B Common Share), in each case, Outstanding as of any applicable Record Date multiplied by (y) 1.025; provided, however, that once the holder of the Class B Common Share and its Permitted Transferees (other than the Company and its Subsidiaries) cease to Own, in the aggregate, Class A Common Shares and Common OP Units representing at least thirty percent (30%) of the sum of (A) the Class A Common Shares Outstanding at such time and (B) the Common OP Units outstanding at such time (other than Common OP Units Owned by the Company and its Subsidiaries), the holder of the Class B Common Share shall no longer have any voting rights in its capacity as a holder of the Class B Common Share, and the Class B Common Share shall cease to be entitled to any voting rights hereunder.

(b) Distribution Rights. Subject to the preferential or other rights of holders of any class or series of Preferred Shares then Outstanding, Class A Common Shares shall share equally, identically and ratably, on a per Share basis, with respect to any distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the Company legally available therefor. Distributions shall not be declared or paid on the Class B Common Share.

(c) Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of other Shares then Outstanding, upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of Class A Common Shares will be entitled to receive ratably all assets of the Company available for distribution to its Members. The holder of the Class B Common Share, in such holder’s capacity as a holder of the Class B Common Share, shall not be entitled to receive any assets of the Company in the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

(d) The Class B Common Share. In furtherance of Sections 5.2(b) and 5.2(c), for the avoidance of doubt, the Class B Common Share is a non-economic interest in the Company and does not include any rights to profits or losses or any rights to receive distributions from operations of the Company or upon liquidation or winding up of the Company.

Section 5.3 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Common Shares, solely for the purpose of effecting the exchange of the Common OP Units for Class A Common Shares, such number of Class A Common Shares as shall from time to time be sufficient to effect the exchange of all outstanding Common OP Units for Class A Common Shares in accordance with the terms of the OP Partnership Agreement.

Section 5.4 Fully Paid and Non-Assessable Nature of Shares.

All Shares issued pursuant to and in accordance with the requirements of this Article V shall be fully paid and non-assessable Shares in the Company, except as such nonassessability may be affected by Section 18-607 or 18-804 of the Delaware Act.

ARTICLE VI -

DISTRIBUTIONS

Section 6.1 Requirement of Distributions; Distributions to Record Holders.

(a) The Board of Directors may, in its sole and absolute discretion and at any time, and from time to time, declare and pay in accordance with the Delaware Act distributions with respect to the Shares to the Members, as of any Record Date established by the Board of Directors with respect to such distributions, from the available cash or net profits arising from the business of the Company, as and when it deems appropriate. With respect to the Class A Common Shares and the Class B Common Share, any such distribution shall be allocated in accordance with Section 5.2(b).

(b) Notwithstanding Section 6.1(a), in the event of the dissolution or liquidation of the Company, all cash received during or after the period in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 11.3, and with respect to the Class A Common Shares and the Class B Common Share, any such distribution shall be allocated in accordance with Section 5.2(c).

(c) Each distribution in respect of a Share shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Share as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s Liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE VII -

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1 Management.

(a) Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a board of directors (the “Board of Directors”). The Directors shall constitute “managers” within the meaning of the Delaware Act. The Board of Directors shall have the power and authority to delegate to one or more other Persons the Board of Directors’ rights and power to manage and control the business and affairs, or any portion thereof, of the Company, including to delegate to Officers, agents and employees of the Company and its Subsidiaries or any other Person, except as prohibited by applicable law, and may authorize the Company, any Director, Officer, agent, employee or any other Person to enter into any document on behalf of the Company and perform the obligations of the Company thereunder, except as prohibited by applicable law. No Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. In addition to the powers now or hereafter granted to managers under the Delaware Act or that are granted to the Board of Directors under any other provision of this Agreement, the Board of Directors shall, subject to the other terms of this Agreement, have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money (including making prepayments on loans and borrowing money to permit the Company to make distributions to its Members in such amounts as will permit the Company (so long as the Company has determined to qualify as a REIT) to avoid the incurrence of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its Members sufficient to permit the Company to maintain its REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other Liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Shares, and the incurring of any other obligations the Board of Directors deems necessary for the conduct of the business of the Company;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person subject to the restrictions in Section 7.3 and Article XIII;

(iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of operations, including operations of any Group Member; the lending of funds to other Persons (including other Group Members); and the repayment or guarantee of obligations and the making of capital contributions;

(v) the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the Board of Directors considers useful or necessary to the conduct of the Company’s operations or the implementation of the Board of Directors’ powers under this Agreement;

(vi) the distribution of Company cash;

(vii) the selection, employment, retention and dismissal of employees (including employees having titles such as “Chief Executive Officer,” “Chief Financial Officer,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the Company or any Group Member and the determination of their compensation and other terms of employment or hiring (including waivers of conflicts of interest and the payment of their expenses and compensation out of the Company’s assets) and the creation and operation of employee benefit plans, employee programs and employee practices;

(viii) the maintenance of such insurance (including directors and officers insurance) for the benefit of the Company Group, the Members and the Indemnitees as the Board of Directors deems necessary or appropriate;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time);

(x) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expenses and the settlement of claims and litigation;

(xi) the indemnification of any Person against Liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such National Securities Exchange;

(xiii) the purchase, sale or other acquisition or disposition of Shares, or the issuance of options, rights, warrants, appreciation rights and tracking and phantom interests relating to Shares;

(xiv) the undertaking of any action in connection with the Company’s participation in any Group Member; and

(xv) the entering into of agreements with any of the Company’s Affiliates to render services to a Group Member.

(b) Board of Directors.

(i) The Board of Directors shall initially be comprised of the seven (7) following individuals: James J. Murren, Michael J. Rietbrock, Thomas A. Roberts, Daniel J. Taylor, Elisa C. Gois, William J. Hornbuckle and John M. McManus. The number of Directors that shall constitute the whole Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board of Directors. No decrease in the number of authorized Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

(ii) Each Director shall hold office until the annual meeting of the Members following such Director’s election and thereafter until such Director’s successor shall have been duly elected and qualified, or until such Director’s earlier death, resignation or removal. Any vacancies may be filled until the next annual meeting, by a majority of the remaining Directors then in office (even if less than a quorum) or by the affirmative vote of the holders of at least a majority of the voting power of the Outstanding Voting Shares. A Director may be removed with or without cause only by the affirmative vote of the holders of at least a majority of the voting power of the Outstanding Voting Shares. Any Director may resign at any time by giving written notice of such Director’s resignation to the Board of Directors. Any such resignation shall take effect at the time the Board of Directors receives such notice or at any later effective time specified in such notice. Unless otherwise specified in such notice, the acceptance by the Board of Directors of such Director’s resignation shall not be necessary to make such resignation effective.

(iii) Directors need not be Members. The Board of Directors may, from time to time, and by the adoption of resolutions, establish qualifications for Directors.

(iv) The Chairman of the Board of Directors, if any, shall be chosen from among the Directors by a vote of the Directors. The Chairman of the Board of Directors shall preside, if present, at all meetings of the Board of Directors and the Members and shall perform such additional functions and duties as the Board of Directors may prescribe from time to time. The Directors may also elect a Vice Chairman of the Board of Directors to act in the place of the Chairman of the Board of Directors upon his or her absence or disability, or in the event that it is impractical for the Chairman of the Board of Directors to act personally.

(v) The Directors shall not be obligated and shall not be expected to devote all of their time or business efforts to the affairs of the Company in their capacity as Directors.

(vi) Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by resolution of the Board of Directors, within or without the State of Delaware.

(vii) Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer, or on the written request of any two

Directors. Notice of a special meeting, which may be written or oral, shall be given to each Director at least twenty four (24) hours prior to such meeting.

(viii) Whenever any notice is required to be given, any notice so required shall be deemed to be sufficient if given by depositing it in a post office box in a sealed post-paid wrapper addressed to the Person entitled thereto to his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Notice to Directors may be given by telephone or other means of electronic transmission. Any notice required to be given under this Agreement may also be waived by the Person entitled thereto.

(ix) Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

(x) Any meeting of the Board of Directors may be held in person or by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

(xi) A majority of all Directors, present in person or participating in accordance with Section 7.1(b)(x), shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting without further notice. Except as otherwise provided by the Delaware Act, applicable law or in this Agreement, the act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

(xii) The Board of Directors may propose and adopt on behalf of the Company employee benefit plans, employee programs and employee practices, or cause the Company to issue Shares, or options, rights, warrants, appreciation rights or tracking and phantom interests relating to Shares, in connection with or pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by the Company, any Group Member or any Affiliate thereof, in each case for the benefit of the employees of the Company, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of any Group Member.

(xiii) The Board of Directors may establish one or more committees of the Board of Directors, which shall consist of one or more Directors, and may delegate any of its responsibilities to such committees, except as prohibited by the Delaware Act or otherwise by applicable law. A majority of any committee, present in person or participating in accordance with Section 7.1(b)(x), shall constitute a quorum for the transaction of business of such committee. Except as otherwise provided by the Delaware Act, applicable law or in this Agreement, the act of a majority of committee members present at a meeting at which a quorum is present shall be the act of such committee. A majority of the members of any committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. Notice of meetings shall be given to each member of the committee in the manner provided for in Sections 7.1(b)(vii) or 7.1(b)(viii). The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.

(xiv) Unless otherwise restricted by applicable law, the Board of Directors shall have the authority to fix the compensation of the Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or other compensation as Directors. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may also be paid their expenses, if any, of and allowed compensation for attending committee meetings.

(c) This Agreement shall not be deemed in any way to limit or impair the ability of the Board of Directors to adopt a “poison pill” or unitholder or other similar rights plan with respect to the Company, whether such poison pill or plan contains “dead hand” provisions, “no hand” provisions or other provisions relating to the redemption of the poison pill or plan, in each case as such terms are used under Delaware common law.

(d) Notwithstanding any other provision of this Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Members and each other Person who may acquire an interest in Shares or is otherwise bound by this Agreement hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the OP Partnership Agreement, the Master Lease Agreement, the Master Contribution Agreement, the Corporate Services Agreement, the Registration Rights Agreement, the IP License Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the Board of Directors (on its own or through any Officer of the Company) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Company without any further act, approval or vote of the Members or the other Persons who may acquire an interest in Shares or is otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the Company, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement, shall not constitute a breach by the Initial Member, the Board of Directors or any Officer of any duty that the Board of Directors or any Officer may owe the Company or the Members or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

Section 7.2 Certificate of Formation.

The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The Board of Directors shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent the Board of Directors determines such action to be necessary or appropriate, the Board of Directors shall direct the appropriate Officers to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 7.3 Restrictions on the Board of Directors’ Authority.

Except as provided in Articles XI and XIII, the Company may not, and the Board of Directors shall not cause the Company to sell, exchange or otherwise dispose of all or substantially all of the assets of the Company Group, taken as a whole, in a single transaction or a series of related transactions, to a Person who is not a member of the Company Group, without the affirmative vote of the holders of at least a majority of the voting power of the Outstanding Voting Shares; provided, however, that this provision shall not preclude or limit the Company’s ability, or the Board of Directors’ ability to cause the Company, to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company Group and shall not apply to any forced sale of any or all of the assets of the Company Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 7.4 Officers.

(a) The Board of Directors (i) shall elect a Chief Executive Officer, a Chief Financial Officer, a Treasurer and a Secretary (who need not be Directors) and (ii) may elect one or more (who need not be Directors) Vice Presidents (including Executive Vice Presidents and specified Senior Vice Presidents), one or more Assistant Treasurers, one or more Assistant Secretaries, a General Counsel, a Chief Operating Officer, Co-Chief Operating Officers and/or additional Chief Operating Officers with specified scopes of authority (all such Persons who are officers of the Company, “Officers” and each an “Officer”). The same person may hold more than one office. Such Officers are not “managers” as such term is used in the Delaware Act and shall hold office until the next annual election of Officers and until their successors are elected and qualify, unless sooner removed as hereinafter provided. Additionally, the Chief Executive Officer may designate one or more individuals to serve in the capacity of Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary or other office not specified above as being elected by the Board of Directors; provided, that any such designated individual shall not be deemed to be an elected Officer of the Company (but shall still be considered an Officer of the Company) and shall be subject to removal by action of the Chief Executive Officer or the Board of Directors.

(b) Chairman of the Board of Directors. The Chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors and Members. The Chairman of the Board of Directors shall also (i) have the power to call special meetings of the Board of Directors and the Members, for any purpose or purposes, (ii) appoint and discharge, subject to the approval of the Board of Directors, employees and agents of the Company, prescribe their duties and fix their compensation, and make and sign bonds, mortgages and other contracts and agreements in the name and behalf of the Company, except when the Board of Directors by resolution permits the same to be done by some other Officer or agent, (iii) when so authorized by the Board of Directors, affix the seal of the Company, if any, to any instrument requiring the same, and the same, when so affixed, shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or such Officer or agent as may be designated by the Board of Directors, (iv) see that the books, reports, statements, and certificates required by the Delaware Act or any other laws applicable thereto are properly kept, made and filed according to law, (v) generally do and perform all acts incident to the office of Chairman of the Board of Directors or which are authorized or required by law, (vi) see that all orders and resolutions of the Board of Directors are carried into effect subject, however, to the right of the Board of Directors to delegate any specific powers except such as may by statute be exclusively conferred upon the Chairman of the Board of Directors to any other Officer or Officers and (vii) have such other powers and duties as may be conferred upon him by the Board of Directors and shall report directly to the Board of Directors.

(c) Chief Executive Officer. The Chief Executive Officer shall have the powers and duties as may be conferred upon him by the Board of Directors, and in addition, the Chief Executive Officer shall have full authority to execute proxies on behalf of the Company, to vote stock owned by it in any other Person, and to execute powers of attorney appointing other Persons as the agent of the Company. The Chief Executive Officer shall be subject to the control of the Board of Directors. The Chief Executive Officer shall also have the authority to designate non-elected Officers of the Company pursuant to and subject to the limitations of this Section 7.4.

(d) Vice Presidents. Each Vice President, if any, shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors (or in the case of Vice Presidents or Senior Vice Presidents designated by the Chief Executive Officer, such duties as may be assigned by the Chief Executive Officer, but subject to this Section 7.4).

(e) Secretary. The Secretary shall give, or cause to be given, notice of all meetings of Members and Directors, and all other notices required by law or by this Agreement, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board of Directors, or by the Directors or Members upon whose requisition the meeting is called as provided in this Agreement. He shall record all the proceedings of the meetings of the Company and of the Board of Directors (and when requested of any standing committee of the Board of Directors) in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or the Chairman of the Board of Directors. He shall have the custody of the seal of the Company, if any. He shall be sworn to the faithful discharge of his duties.

(f) Assistant Secretaries. Each Assistant Secretary, if any, shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors. In the case of the death, absence or disability of the Secretary, the duties of the office of Secretary shall be performed by the Assistant Secretaries in the order of priority established by the Board of Directors, unless and until the Board of Directors shall otherwise direct.

(g) Treasurer. The Treasurer shall (i) have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Company, and shall deposit the same in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors, (ii) enter or cause to be entered in books of the Company to be kept for that purpose full and accurate accounts of all monies received on account of the Company, and, whenever required by the Chairman of the Board of Directors or the Board of Directors, he shall render a statement of his cash accounts, (iii) unless otherwise determined by the Board of Directors, have charge of the original membership books, transfer books and share ledgers, and act as Transfer Agent and (iv) perform all of the other duties incident to the office of the Treasurer.

(h) Assistant Treasurers. Each Assistant Treasurer, if any, shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors. In the case of the death, absence or disability of the Treasurer, the duties of the office of Treasurer shall be performed by the Assistant Treasurer in the order of priority established by the Board of Directors, unless and until the Board of Directors shall otherwise direct.

(i) Chief Financial Officer. The Chief Financial Officer, if any, shall (i) be responsible for the maintenance of adequate accounting records of all assets, Liabilities and transactions of the Company, (ii) prepare and render such balance sheets, income statements and other financial reports as the Board of Directors or the Chairman of the Board of Directors may require, (iii) disburse the funds of the Company as may be ordered by the Board of Directors and (iv) perform such other duties as may be assigned to him by the Board of Directors.

(j) General Counsel. The General Counsel, if any, shall have such powers and shall perform such duties as may be assigned by the Board of Directors or the Chairman of the Board of Directors and shall perform all of the duties commonly incident to such office.

(k) Absence of Officer. In the case of the absence of any Officer of the Company or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers and duties of such Officer to any other Officer or to any Director for the time being.

(l) Resignations. Any Officer may resign at any time, subject to any applicable contractual provisions. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be specified at the time of its receipt by the Chairman of the Board of Directors, Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(m) Removal. Any Officer elected by the Board of Directors may be removed, with or without cause, by the Board of Directors. Any Officer appointed by the Chief Executive

Officer may be removed, with or without cause, by the Chief Executive Officer or the Board of Directors.

(n) Filling of Vacancies. If the office of any Officer becomes vacant, the Directors in office, although less than a quorum, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen. Any vacancy of any Officer designated by the Chief Executive Officer pursuant to this Section 7.4 may also be filled by the Chief Executive Officer.

Section 7.5 Outside Activities.

(a) Each Unrestricted Person shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member. No such business interest or activity shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to the Company, any Group Member, any Member, any other Person who acquires an interest in a Share or any other Person who is bound by this Agreement. None of any Group Member, any Member or any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any Unrestricted Person.

(b) Notwithstanding anything to the contrary in this Agreement, (i) the engagement in competitive activities by any Unrestricted Person in accordance with the provisions of this Section 7.5 is hereby approved by the Company and all Members, (ii) it shall be deemed not to be a breach by any Unrestricted Person of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to the Company, any Group Member, any Member, any other Person who acquires an interest in a Share or any other Person who is bound by this Agreement for any Unrestricted Person to engage in any business interests or activities in preference to or to the exclusion of the Company or any other Group Member and (iii) the Unrestricted Persons shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to present business opportunities to the Company or any other Group Member. Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person. No Unrestricted Person who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company, shall have any duty to communicate or offer such opportunity to the Company, and such Unrestricted Person shall not be liable to the Company, any Group Member, any Member, any other Person who acquires an interest in a Share or any other Person who is bound by this Agreement for breach of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, by reason of the fact that such Unrestricted Person pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Company.

Section 7.6 Loans or Contributions from the Company or Group Members.

(a) The Company may lend or contribute to any Group Member, and any Group Member may borrow from the Company, funds on terms and conditions determined by the Board of Directors.

(b) No borrowing by any Group Member or the approval thereof by the Board of Directors shall be deemed to constitute a breach of any duty hereunder or otherwise existing at law, in equity or otherwise, of the Board of Directors to the Company or the Members by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the Members.

Section 7.7 Indemnification.

(a) To the fullest extent permitted by law, but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, Liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Company; provided, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) for appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.

(c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of such Indemnitee.

(d) The Company may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Board of Directors shall determine, against any Liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such Liability under the provisions of this Agreement.

(e) For purposes of this Section 7.7, the Company shall be deemed to have requested that an Indemnitee serve as fiduciary of an employee benefit plan whenever the performance by such Indemnitee of its duties to the Company also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” as such term is used in Section 7.7(a); and any action taken or omitted by such Indemnitee with respect to any employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by such Indemnitee to be in the best interest of the participants and beneficiaries of such plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f) In no event may an Indemnitee subject the Members to personal Liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 solely because such Indemnitee had an interest in the transaction with respect to which such indemnification applies.

(h) The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j) This Section 7.7 is intended solely to define the parties’ rights and obligations concerning indemnification, and this Section 7.7 is not intended to impose any new or different obligations or standards of conduct on any Indemnitee.

Section 7.8 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members, any other Persons who acquire an interest in a Share or any other Person who is bound by this Agreement for losses sustained or Liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal. The Members, any other Person who acquires an interest in a Share and any other Person who is bound by this Agreement, each on their own behalf and on behalf of the Company, waives any and all rights to claim punitive damages or damages based upon the federal or state income taxes paid or payable by any such Member or other Person.

(b) Subject to the obligations and duties of the Board of Directors set forth in Section 7.1(a), the Board of Directors may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Board of Directors shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties and Liabilities relating thereto to the Company, the Members, any other Person who acquires an interest in a Share or any other Person who is bound by this Agreement, any Indemnitee acting in connection with the Company’s business or affairs shall not be liable, to the fullest extent permitted by law, to the Company, any Member, any other Person who acquires an interest in a Share or any other Person who is bound by this Agreement for its reliance on the provisions of this Agreement.

(d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

(e) This Section 7.8 is intended merely to exculpate Indemnitees from Liability, and is not intended to impose any new or different duties or obligations on any Indemnitee.

Section 7.9 Modification of Duties; Standards of Conduct; Resolutions of Conflicts of Interests.

(a) Except as expressly set forth in this Agreement, to the fullest extent permitted by law, no Indemnitee shall have any duties or Liabilities, including any fiduciary duties, to the Company, any Member, any other Person who acquires an interest in a Share or any other Person who is bound by this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify or eliminate the duties and Liabilities, including fiduciary duties, of an Indemnitee otherwise existing at law or in equity, are expressly agreed and approved by the Members, any other Person who acquires an interest in a Share and any other Person who is bound by this Agreement to replace such other duties and Liabilities of the Indemnitee.

(b) Whenever a potential conflict of interest exists or arises between or among the holder of the Class B Common Share or any of its Affiliates (other than the Company or any Group Member), on the one hand, and the Company or any Group Member, on the other hand, any resolution or course of action by the Board of Directors in respect of such conflict of interest (including, for the avoidance of doubt, any resolution or course of action that would result in the Company no longer qualifying as a REIT) shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any limited liability company or other governing agreement of any Affiliate of the Company, of any agreement contemplated herein or therein, or of any duty hereunder or existing at law, in equity or otherwise, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Company. A resolution or course of action shall be conclusively deemed fair and reasonable to the Company and approved by all Members, and shall not constitute a breach of this Agreement, of any limited liability company or other governing agreement of any Affiliate of the Company, of any agreement contemplated herein or therein, or of any duty hereunder or existing at law, in equity or otherwise, if such resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) determined by the Board of Directors to be fair and reasonable to the Company or (iii) approved by the affirmative vote of the holders of at least a majority of the voting power of the Outstanding Voting Shares (excluding Outstanding Voting Shares owned by the Initial Member and its Affiliates); provided, however that any Threshold Transaction shall be permitted only if (i) approved by Special Approval or (ii) if approved by the affirmative vote of the holders of at least a majority of the voting power of the Outstanding Voting Shares (excluding Outstanding Voting Shares owned by the Initial Member and its Affiliates). The Board of Directors and the Conflicts Committee (in connection with any Special Approval) each shall be authorized in connection with its resolution of any conflict of interest to consider such factors as it determines in its sole and absolute discretion to be relevant, reasonable or appropriate under the circumstances. The Board of Directors shall be authorized but not required in connection with its resolution of any conflict of interest to seek Special Approval of such resolution, and the Board of Directors may also adopt a resolution or course of action that has not received Special Approval. Failure to seek Special Approval shall not be deemed to indicate that a conflict of interest exists or that Special Approval could not have been obtained. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or in equity and, without limiting the foregoing, to the fullest extent permitted by law, the existence of the conflicts of interest described in or contemplated by the Registration Statement are hereby approved, and all such conflicts of interest are waived, by all Members and shall not constitute a breach of this Agreement or any duty existing at law or otherwise.

(c) Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement or any other agreement contemplated hereby or otherwise, the Board of Directors (or any committee thereof) or any other Indemnitee is permitted to or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, then the Board of Directors (or any committee thereof) or such Indemnitee, as appropriate, shall, to the fullest extent permitted by law, make such decision in its sole and absolute discretion (regardless of whether there is a reference to “sole discretion” or “discretion”), and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or the Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other law, rule or regulation or in equity. Whenever in this Agreement or any other agreement contemplated hereby or otherwise the Board of Directors (or any committee thereof) or any other Indemnitee, as appropriate, is permitted to or required to make a decision in its “good faith,” then for purposes of this Agreement, the Board of Directors (or such committee thereof) or such other Indemnitee, as appropriate, shall be conclusively presumed to be acting in good faith if such Person or Persons subjectively believe(s) that the decision made or not made is in the best interests of the Company.

(d) For the avoidance of doubt, whenever a Director or Officer makes a determination or takes or declines to take any other action in his individual capacity or in his capacity as an officer or director of the Initial Member or any Affiliate of the Initial Member (other than a Group Member), as opposed to in his capacity as a Director or Officer of the Company, then such Director or Officer is entitled, to the fullest extent permitted by law, to make such determination or to take or not to take such other action free of any duty (including any fiduciary duty) or obligation, under this Agreement or otherwise existing at law or in equity, whatsoever to the Company, any Member, any other Person who acquires an interest in a Share or any other Person who is bound by this Agreement, and such Director or Officer shall not, to the fullest extent permitted by law, be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

(e) The Members and each other Person who is bound by this Agreement hereby authorize the Board of Directors and Officers, on behalf of the Company as a partner or member of a Group Member, to take or approve actions by the board of directors, general partner or managing member of such Group Member, similar to those actions permitted to be taken by the Board of Directors pursuant to this Section 7.9.

Section 7.10 Other Matters Concerning the Board of Directors and Officers.

(a) The Board of Directors, any committee of the Board of Directors and any Officers may rely upon, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Board of Directors, any committee of the Board of Directors and any Officers may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the Board of Directors, any committee of the Board of Directors or any Officer reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c) The Board of Directors and any committee of the Board of Directors shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized Officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of any Group Member. Each such attorney shall, to the extent provided by the Board of Directors or any committee of the Board of Directors in the applicable power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the Board of Directors or any committee of the Board of Directors hereunder.

Section 7.11 Purchase or Sale of Shares.

The Board of Directors may cause the Company to purchase or otherwise acquire Shares. As long as Shares are held by the Company, such Shares shall not be considered Outstanding for any purpose, except as otherwise provided herein or as otherwise determined by the Board.

Section 7.12 Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors and any Officer authorized by the Board of Directors to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors or any such Officer as if it were the Company’s sole party in interest, both legally and beneficially. Each of the Members, each other Person who acquires an interest in a Share and each other Person who is bound by this Agreement hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors or any such Officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors or any such Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors or any such Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors or any such Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Section 7.13 REIT Qualification

If the Company elects to qualify for U.S. federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the qualification of the Company as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT, the Board of Directors may, without any action by the Members, authorize the Company to revoke or otherwise terminate its REIT election pursuant to Section 856(g) of the Code. The Board of Directors, in its sole and absolution discretion, also may (a) determine that compliance with any restriction or limitation on Share ownership and transfers set forth in Article VIII is no longer required for the Company’s qualification as a REIT and (b) make any other determination or take any other action pursuant to Article VIII.

ARTICLE VIII -

REIT LIMITATIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 8.1 Shares.

(a) Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 8.6:

(i) Basic Restrictions.

(A) (1) No Person, other than a Person exempted pursuant to Section 8.1(g) or an Excepted Holder, shall Beneficially Own or Constructively Own an amount of Shares in excess of the Applicable Amount, (2) no Person, other than a Person exempted pursuant to Section 8.1(g) or an Excepted Holder, shall Beneficially Own or Constructively Own an amount of Common Shares in excess of the Common Share Ownership Limit, (3) no Person, other than a Person exempted pursuant to Section 8.1(g) or an Excepted Holder, shall Beneficially Own or Constructively Own an amount of Preferred Shares in excess of the Preferred Share Ownership Limit and (4) no Excepted Holder shall Beneficially Own or Constructively Own an amount of Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(B) No Person shall Beneficially Own or Constructively Own an amount of Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause the Company to fail to qualify as a REIT (including, but not limited to, actual, Beneficial Ownership or Constructive Ownership of Shares that could result in (1) the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code, or (2) any manager of a “qualified lodging facility,” within the meaning of Section 856(d)(9)(D) of the Code, leased by the Company to one of its taxable REIT Subsidiaries failing to qualify as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code, in each case if the income the Company derives from such tenant or such taxable REIT Subsidiary, taking into account the Company’s other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause the Company to fail to satisfy any the gross income requirements imposed on REITs).

(C) No Person shall Beneficially Own or Constructively Own an amount of Shares to the extent that such ownership would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the

Code if the income derived by the Company from such tenant could cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code.

(D) No Transfer of Shares shall be made that, if effective, would result in the Shares being Beneficially Owned by fewer than one hundred (100) Persons (determined under the principles of Section 856(a)(5) of the Code).

(ii) Transfer in Trust.

(A) If any purported Transfer of Shares occurs which, if effective, would result in (1) any Person Beneficially Owning or Constructively Owning Shares in violation of Sections 8.1(a)(i)(A), (B) or (C) or (2) the Shares being Beneficially Owned by fewer than one hundred (100) Persons (determined under the principles of Section 856(a)(5) of the Code) as described in Section 8.1(a)(i)(D):

(1) the Transfer of that number of Shares (rounded up to the nearest whole share) that would effectuate an outcome described in paragraph (A) above shall be void ab initio, and the intended transferee shall acquire no rights in such Shares; and

(2) such Shares shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 8.2, effective as of the close of business on the Business Day prior to the date of such purported Transfer, and such intended transferee shall acquire no rights in such shares;

To the extent that, upon a transfer of Shares pursuant to this Section 8.1(a)(ii), a violation of any provision of this Article VIII would nonetheless be continuing (for example where the ownership of Shares by a single Trust would violate the one hundred (100) stockholder requirement applicable to REITs), then Shares shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VIII.

(b) Remedies for Breach. If the Board of Directors or any duly authorized committee thereof shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 8.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 8.1(a) (whether or not such violation is intended), the Board of Directors or such committee thereof may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 8.1(a) shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or inaction) by the Board of Directors or such committee thereof.

(c) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 8.1(a), or any Person who would have Beneficial Ownership or Constructive Ownership of Shares that resulted in a transfer to the Trust pursuant to the provisions of Section 8.1(a), shall immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company’s qualification and taxation as a REIT.

(d) Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(i) every owner of five percent (5%) or more (or such lower percentage as required by the Code or the Treasury Regulations) of the Outstanding Shares, within thirty (30) days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of Shares Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide promptly to the Company in writing such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s qualification as a REIT and to ensure compliance with the Common Share Ownership Limit, the Preferred Share Ownership Limit and the Applicable Amount; and

(ii) each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Record Holder) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Company in writing such information as the Company may request, in good faith, in order to determine the Company’s qualification and taxation as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

(e) Remedies Not Limited. Nothing contained in this Section 8.1 shall limit the authority of the Board of Directors to take such other actions as it deems necessary or advisable to protect the Company and the interests of its Members in preserving the Company’s qualification as a REIT.

(f) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 8.1, Section 8.2, or any definition contained in Section 1.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 8.1 or Section 8.2 or any such definition with respect to any situation based on the facts known to it. In the event this Section 8.1 or Section 8.2 requires an action by the Board of Directors and this Agreement fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 1.1, 8.1 or 8.2. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 8.1(b)) acquired Beneficial Ownership or Constructive Ownership of Shares in violation of Section 8.1(a), such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

(g) Exceptions.

(i) Subject to Section 8.1(a)(i), the Board of Directors, in its sole and absolute discretion, may exempt (prospectively or retroactively) a Person from the Applicable Amount, the Preferred Share Ownership Limit and/or the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if, to the extent required by the Board of Directors:

(A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s (as defined in Section 542(a)(2) of the Code) Beneficial Ownership or Constructive Ownership of such Shares will violate Section 8.1(a); and

(B) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 8.1(a) through (f)) will result in such Shares being automatically transferred to a Trust in accordance with Sections 8.1(a)(ii) and 8.2.

(ii) Prior to granting any exception pursuant to this Section 8.1(g), the Board of Directors may require a ruling from the Internal Revenue Service, or an Opinion of Counsel, in either case in form and substance satisfactory to the Board of Directors in its sole and absolute discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(iii) Subject to Section 8.1(a)(i)(B) and (C), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Applicable Amount, the Preferred Share Ownership Limit, the Common Share Ownership Limit, or all such limits, but only to the extent necessary to facilitate such public offering or private placement.

(iv) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (A) with the written consent of such Excepted Holder at any time or (B) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Applicable Amount, the Preferred Share Ownership Limit and/or the Common Share Ownership Limit, as the case may be.

(h) Increase or Decrease in Aggregate Share Ownership, Preferred Share Ownership Limit and Common Share Ownership Limit.

(i) Subject to Section 8.1(a)(i), the Board of Directors may from time to time increase or decrease the Common Share Ownership Limit, the Preferred Share Ownership Limit and the Applicable Amount; provided, however, that any decreased Common Share Ownership Limit, Preferred Share Ownership Limit and/or Applicable Amount will not be effective for any Person whose percentage ownership in Common Shares or Preferred Shares of any class or series of Shares is in excess of such decreased Common Share Ownership Limit, Preferred Share Ownership Limit and/or Applicable Amount until such time as such Person’s percentage of Common Shares or Preferred Shares of any class or series of Shares equals or falls below the decreased Common Share Ownership Limit, Preferred Share Ownership Limit and/or Applicable Amount, but any further acquisition of Common Shares or Preferred Shares of any class or series of Shares in excess of such percentage ownership of Common Shares, Preferred Shares or Capital Shares will be in violation of the Common Share Ownership Limit, Preferred Share Ownership Limit and/or Applicable Amount.

(ii) Prior to increasing or decreasing the Common Share Ownership Limit, the Preferred Share Ownership Limit or the Applicable Amount pursuant to Section 8.1(h)(i), the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements, in any case in form and substance satisfactory to the Board of Directors in its sole and absolute discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s qualification as a REIT.

(i) Legend. Each certificate for Shares, if certificated, or any written statement of information in lieu of a certificate delivered to a holder of uncertificated Shares shall bear substantially the following legend:

The holder of this security acknowledges for the benefit of MGM Growth Properties LLC that this security may not be sold, offered, resold, pledged or otherwise transferred if such transfer would (A) violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer or (B) terminate the existence or qualification of the Company under the laws of the State of Delaware. The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Company’s maintenance of its qualification as a real estate investment trust under the Code. Subject to certain further restrictions and except as expressly provided in the Company’s Amended and Restated Limited Liability Company Agreement, (i) no Person may Beneficially Own or Constructively Own shares of any class of Common Shares (other than the Class B Common Share) in excess of 9.8% (in value or number of shares, whichever is more restrictive) of such class of Outstanding Common Shares unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of any class or series of Preferred Shares in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the Outstanding shares of such class or series of Preferred Shares unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares in excess of 9.8% (in value) of the total Outstanding Shares unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iv) no Person may Beneficially Own or Constructively Own an amount of Shares that would result in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause the Company to fail to qualify as a REIT; (v) no Person shall Beneficially Own or Constructively Own an amount of Shares to the extent that such ownership would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant could cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code; and (vi) no Transfer shall be made if such Transfer would result in the Shares being beneficially owned by less than one hundred (100) Persons (as determined under the principles of Section 856(a)(5) of the Code). Any attempted Transfer of shares of Shares that, if effective would result in violation of any of the restrictions set forth in (i) through (vi) above shall be void ab initio, and the intended transferee shall acquire no rights in such Shares. The Shares in excess or in violation of the limitations set forth in (i) through (vi) will be automatically transferred to one or more Trusts for the benefit of one or more Charitable Beneficiaries. In addition, the Company may redeem shares or require the disposition of shares upon the terms and conditions specified by the Board of Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which causes or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company or, in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice. The Shares represented by this certificate are subject to the restrictions on ownership and transfer set forth in Sections 4.5 and 4.6 of the Amended and Restated Limited Liability Agreement of the Company. The Board of Directors of the Company may impose additional restrictions on the transfer of this security if it receives an Opinion of Counsel that such restrictions are necessary or advisable to preserve the uniformity of the Shares (or any class or series thereof). The restrictions set forth above shall not preclude the settlement of any transactions involving this security entered into through the facilities of any National Securities Exchange on which this security is listed or admitted for trading. All capitalized terms in this legend have the meanings defined in the Amended and Restated Limited Liability Company Agreement of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Company at its principal office.

Instead of the foregoing legend, the certificate or written statement of information delivered in lieu of a certificate, if any, may state that the Company will furnish a full statement about certain restrictions on transferability to a Member on request and without charge.

Section 8.2 Transfer of Shares in Trust.

(a) Ownership in Trust. Upon any purported Transfer or other event described in Section 8.1(a)(i) that would result in a transfer of Shares to a Trust, such Shares shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 8.1(a)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 8.2(f).

(b) Status of Shares Held by the Trustee. Shares held by the Trustee shall be Outstanding Shares. The Prohibited Owner shall have no rights in the Shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to distributions with respect to the Shares held in Trust and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

(c) Distribution and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Company that the Shares have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand, and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Trust and, subject to Delaware law, effective as of the date that the Shares have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VIII, until the Company has received notification that Shares have been transferred to a Trust, the Company shall be entitled to rely on its books and records for purposes of preparing lists of Record Holders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Record Holders.

(d) Sale of Shares by Trustee. Within twenty (20) days of receiving notice from the Company that Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Shares held in the Trust to a Person, designated by the Trustee, whose ownership of the

Shares will not violate the ownership limitations set forth in Section 8.1(a)(i). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 8.2(d). The Prohibited Owner shall receive the lesser of (i) the price per share in the transaction that resulted in the transfer of Shares to the Trust (or, in the event of a gift, devise or other such transaction, the Market Price of the Shares on the day of the transfer or other event that resulted in the transfer of such Shares to the trust) and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 8.2(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary, together with any other amounts held by the Trustee for the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (A) such Shares shall be deemed to have been sold on behalf of the Trust and (B) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 8.2(d), such excess shall be paid to the Trustee upon demand.

(e) Purchase Right in Shares Transferred to the Trustee. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such Transfer to the Trust (or, if the event that resulted in the Transfer to the Trust did not involve a purchase of such Shares at Market Price, the Market Price of such Shares on the day of the event that resulted in the Transfer of such Shares to the Trust) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Trustee by the amount of distributions which has been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Trustee pursuant to Section 8.2(c) and may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 8.2(d). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any distributions held by the Trustee with respect to such Shares shall be paid to the Charitable Beneficiary.

(f) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Shares held in the Trust would not violate the restrictions set forth in Section 8.1(a)(i) in the hands of such Charitable Beneficiary. Neither the failure of the Company to make such designation nor the failure of the Company to appoint the Trustee before the automatic transfer provided in Section 8.1(a)(ii) shall make such transfer ineffective; provided, that the Company thereafter makes such designation and appointment.

Section 8.3 Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VIII.

Section 8.4 Non-Waiver. No delay or failure on the part of the Company or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 8.5 Severability. If any provision of this Article VIII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

Section 8.6 National Securities Exchange Transactions. Nothing in this Article VIII shall preclude the settlement of any transaction entered into through the facilities of the National Securities Exchange on which any class of Shares is listed or admitted to trading. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VIII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VIII.

ARTICLE IX -

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records.

The Board of Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holders of Shares, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books and records of the Company shall be maintained, for financial reporting purposes, as determined by the Board of Directors.

Section 9.2 Fiscal Year.

The fiscal year of the Company shall be a calendar year ending December 31.

ARTICLE X -

ADMISSION AND WITHDRAWAL OF MEMBERS

Section 10.1 Admission of Members.

(a) By acceptance of the transfer of any Shares in accordance with Article IV, including the acceptance of any Shares in the Initial Public Offering, or the acceptance of any Shares issued pursuant to Article V or pursuant to a merger, consolidation or conversion pursuant to Article XIII, and except as provided in Section 4.5, each transferee of, or other Person acquiring, a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Shares so transferred or issued to such Person when any such transfer, issuance or admission is reflected in the books and records of the Company and such Person becomes the Record Holder of the Shares so transferred or issued, (ii) shall become bound by and shall be deemed to have agreed to be bound by the terms of, and shall be deemed to have executed, this Agreement, (iii) represents that such Person has the capacity, power and authority to enter into this Agreement, and (iv) makes the consents, acknowledgements and waivers contained in this Agreement, in each case, with or without execution of this Agreement by such Person. The transfer or issuance of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement. A Person may become a Member or a Record Holder of a Share without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Share and until such Person is reflected in the books and records of the Company as the Record Holder of such Share.

(b) The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Share may be represented by a Certificate, as provided in Section 4.1.

(c) Any transfer of a Share shall not entitle the transferee to receive distributions or to any other rights to which the transferor was entitled until the transferee becomes a Member pursuant to Section 10.1(a).

Section 10.2 Withdrawal of Members. No Member shall have any right to withdraw from the Company; provided, however, that when a transferee of a Member’s Share becomes a Record Holder of the Share so transferred, such transferring Member shall cease to be a Member with respect to the Share so transferred.

ARTICLE XI -

DISSOLUTION AND LIQUIDATION

Section 11.1 Dissolution.

The Company shall not be dissolved by the admission of Additional Members in accordance with the terms of this Agreement. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) an election to dissolve the Company by the Board of Directors that is approved by the affirmative vote of the holders of at least a majority of the voting power of the Outstanding Voting Shares;

(b) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(c) the Company ceasing to have any Members, unless a Person is admitted as a Member to the Company and the Company is continued without dissolution in accordance with the Delaware Act

Section 11.2 Liquidator.

Upon dissolution of the Company, the Board of Directors shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by the affirmative vote of the holders of at least a majority of the voting power of the Outstanding Voting Shares. The Liquidator (if other than the Board of Directors) shall agree not to resign at any time without fifteen (15) days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by the affirmative vote of the holders of at least a majority of the voting power of the Outstanding Voting Shares. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty (30) days thereafter be approved by the affirmative vote of the holders of at least a majority of the voting power of the Outstanding Voting Shares. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XI, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 11.3 Liquidation.

The Liquidator shall proceed to dispose of the assets of the Company, discharge its Liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree; provided, that no Member agreement is necessary in respect of any pro rata distribution in kind of freely tradable publicly traded securities pursuant to this sentence. If any property is distributed in kind, the Member receiving the property shall be deemed to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b) Discharge of Liabilities. Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 11.2) and amounts owed to Members otherwise than in respect of their distribution rights under Article VI. With respect to any Liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) Excess Property and Cash. All property and cash in excess of that required to discharge Liabilities as provided in Section 11.3(b) shall be distributed one hundred percent (100%) to the Members in accordance with Section 5.2(c).

Section 11.4 Cancellation of Certificate of Formation.

Upon the completion of the distribution of Company cash and property as provided in Section 11.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company’s existence shall be taken.

Section 11.5 Return of Contributions.

No Director or Officer shall be personally liable for or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate the return of the capital contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from the Company’s assets.

Section 11.6 Waiver of Partition.

To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

ARTICLE XII -

AMENDMENT OF COMPANY AGREEMENT; MEETINGS; RECORD DATE

Section 12.1 Amendments to be Adopted Solely by the Board of Directors.

Each Member agrees that the Board of Directors, without the approval of any Member, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c) any amendment to Section 7.1(b), Section 7.4 or Section 12.4;

(d) a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state;

(e) a change that the Board of Directors determines (i) does not adversely affect the Members (including any particular class of Shares as compared to other classes of Shares) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Shares (including the division of any class or classes of Outstanding Shares into different classes to facilitate uniformity of tax consequences within such classes of Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are or will be listed or admitted to trading, (iii) to be necessary or appropriate to implement the tax-related provisions of this Agreement, or (iv) to be required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement;

(f) subject to Section 7.13, a change in the fiscal year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company, including, if the Board of Directors shall so determine, a change in the dates on which distributions are to be made by the Company;

(g) an amendment that is necessary, in the Opinion of Counsel, to prevent the Company or its Directors, Officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(h) an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Shares, or any options, warrants, rights and/or appreciation rights relating to any Share, pursuant to Article V (including, without limitation, the adoption of a Share Designation pursuant to Section 5.1(b));

(i) an amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

(j) an amendment effected, necessitated or contemplated by a Merger Agreement or Plan of Conversion approved in accordance with Section 13.3, or an amendment contemplated by Section 13.5;

(k) an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4;

(l) a merger, conveyance or conversion pursuant to Section 13.3(d); or

(m) any other amendments substantially similar to the foregoing.

Section 12.2 Amendment Procedures.

Amendments to this Agreement may be proposed only by the Board of Directors. To the fullest extent permitted by law, the Board of Directors shall have no duty or obligation to propose or approve any amendment to this Agreement and may decline to do so in its sole and absolute discretion, free of any duty or obligation whatsoever to the Company or any Member and, in declining to propose or approve an amendment, to the fullest extent permitted by law, shall not have any fiduciary duty and shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or in equity. A proposed amendment shall be effective upon its approval by the Board of Directors and, except as otherwise provided in Sections 12.1 or 12.3, the affirmative vote of the holders of at least a majority of the voting power of the Outstanding Voting Shares, unless a greater or different percentage of Outstanding Voting Shares is required under this Agreement or by Delaware law. Each proposed amendment that requires the affirmative vote of the holders of a specified percentage of the voting power of the Outstanding Voting Shares shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Directors shall seek the written approval of the requisite percentage of the voting power of the Outstanding Voting Shares or call a meeting of the Members to consider and vote on such proposed amendment. The Board of Directors shall notify all Record Holders upon final adoption of any such proposed amendments. The Board of Directors shall be deemed to have notified all Record Holders as required by this Section 12.2 if it has either (a) filed such amendment with the Commission via its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) and such amendment is publicly available on such system or (b) made such amendment available on any publicly available website maintained by or on behalf of the Company.

Section 12.3 Amendment Requirements.

(a) Notwithstanding the provisions of Sections 12.1 and 12.2, no provision of this Agreement that establishes a percentage of the voting power of Outstanding Voting Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such percentage, unless such amendment is approved by the written consent or the affirmative vote of the holders of the voting power of the Outstanding Voting Shares whose aggregate Outstanding Voting Shares constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 12.1 and 12.2, no amendment to this Agreement may enlarge the obligations of any Member without its consent, unless such amendment is approved pursuant to Section 12.3(c).

(c) Except as provided in Section 13.3, and without limitation of the Board of Directors’ authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 12.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Shares in relation to other classes of Shares must be approved by the affirmative vote of the holders of at least a majority of the voting power of the Outstanding Shares of the class affected; provided, that the Class A Common Shares and the Class B Common Share shall vote together as a single class on any such amendments.

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 12.1 and except as otherwise provided by Section 13.3(b), no amendments shall become effective without the affirmative vote of the holders of at least ninety percent (90%) of the voting power of the Outstanding Voting Shares, if the Board of Directors determines that such amendment will affect the limited liability of any Member under applicable law of the state under whose laws the Company is organized (it being understood that the Board of Directors may rely on any Opinion of Counsel in making such determination, but no such Opinion of Counsel shall be required).

(e) Except as provided in Section 12.1, this Section 12.3 shall only be amended with the affirmative vote of the holders of at least ninety percent (90%) of the voting power of the Outstanding Voting Shares.

Section 12.4 Member Meetings.

(a) Place of Meeting. All meetings of the Members shall be held at such place, either within or without the State of Delaware, as may be determined by resolution of the Board of Directors.

(b) Voting. Members shall be entitled to vote at meetings either in person or by proxy. In any such voting, each Member shall be entitled to vote his Shares in accordance with his own interests and without regard to the interests of other Members. Each Member shall be entitled to the number of votes as provided in this Agreement for each Share registered in his name on the books of the Company on the Record Date.

(c) Quorum. Any number of Members together holding at least a majority of the voting power of the Outstanding Voting Shares of the class or classes of Shares for which a meeting has been called, who shall be present in person or represented by proxy at any meeting duly called, shall be requisite to and shall constitute a quorum for the transaction of business, except as otherwise provided by law or by this Agreement.

(d) Adjournment of Meetings. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by the Chairman of the Board of Directors or the affirmative vote of the holders of at least a majority of the voting power of the Outstanding Voting Shares present or represented by proxy, without any notice other than by announcement at the meeting (if the adjournment is for thirty

(30) days or less), until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned, in like manner, for such time or upon such calls as may be determined by vote. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called.

(e) Annual Elections of Directors. The annual meeting of Members for the election of Directors and the transaction of other business shall be held on such date and at such time as may be determined by resolution of the Board of Directors. If any date so determined shall be a legal holiday in the place at which the meeting is to be held, the meeting shall be held on the next succeeding Business Day. At each annual meeting, the Members shall vote by ballot to elect a Board of Directors, and at any such meeting such other Company business as may properly come before the meeting may be transacted. The Board of Directors may postpone, reschedule, adjourn, recess or cancel any annual meeting previously scheduled by the Board of Directors.

(f) List of Members. A full list of the Members entitled to vote at each meeting of Members, arranged in alphabetical order, with the residence of each and the number of Shares held by each, shall be prepared by the Secretary of the Company and kept at the principal place of business of the Company at least ten (10) days before the meeting of the Members, and shall at all times during the usual hours of business during such period be open to the examination of any Member, for any purpose germane to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

(g) Special Meeting – How Called. Special meetings of the Members may be called: (i) by the Chairman of the Board of Directors, (ii) upon requisition in writing therefor, stating the purposes thereof, delivered to the Chairman of the Board of Directors or the Secretary and signed either by a majority of the Directors or by the holders of at least a majority of the voting power of the Outstanding Voting Shares or (iii) by the resolution of the Board of Directors. The Board of Directors may postpone, reschedule, adjourn, recess or cancel any special meeting previously scheduled by the Board of Directors.

(h) Manner of Voting at Members’ Meetings. At any meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present, the affirmative vote of the holders of at least a majority of the voting power of the Outstanding Voting Shares present in person or represented by proxy shall be deemed to constitute the act of all Members, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the affirmative vote of the holders of at least such greater or different percentage of the voting power of the Outstanding Voting Shares present in person or represented by proxy shall be required. Each Director shall be elected by a “majority of votes cast” (as defined herein) to hold office until the next annual meeting, unless the election is contested, in which case Directors shall be elected by a plurality of votes properly cast. An election shall be contested if, as determined by the Board of Directors, the number of nominees exceeds the number of directors to be elected. For the purposes of this Section 12.4(h), a “majority of votes cast” means that the number of votes properly cast “for” a Director nominee exceeds the number of votes properly cast “against” and/or “withheld” with respect to that Director nominee. Abstentions and broker non-votes do not count as votes “against” and have no effect with respect to the election of Directors. Voting for the election of Directors shall be by ballot. All other voting shall be viva voce, unless otherwise provided by law, the Chairman of the Board of Directors or this Agreement.

(i) Notice of all Members’ Meetings. Notice of each annual and special meeting, stating the place, date, and time of the meeting and, in the case of special meetings, the nature of the business to be considered, shall be given by the Secretary of the Company or an Assistant Secretary of the Company not less than ten (10) nor more than sixty (60) days before the meeting to each Member entitled to vote at the meeting at his post office address as it appears on the membership records of the Company, except as otherwise provided by law or this Agreement. No business other than that stated or included in the notice shall be transacted at any special meeting of the Members.

(j) Closing Books. The Chairman of the Board of Directors or any Officer designated by the Board of Directors may close the transfer books of the Company not less than ten (10) nor more than sixty (60) days before the date specified for any annual or special meeting of the Members.

(k) Consent in Lieu of Meeting. Any action that may be taken at a meeting of the Members may be taken without a meeting if an approval in writing, and deposited with the Company in care of the Board of Directors, setting forth the action so taken is signed by Members owning not less than the minimum percentage of the voting power of the Outstanding Voting Shares that would be necessary to authorize or take such action at a meeting at which all the Members were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are listed or admitted for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Notice of the taking of action without a meeting shall be given to the Members who have not approved in writing.

(l) Notice of Member Nominations and Other Business.

(i) Annual Meetings of the Members.

(A) Subject to Section 12.4(l)(iii)(D), nominations of Persons for election to the Board of Directors and the proposal of other business to be considered by the Members may be made at an annual meeting of the Members only (1) by or at the direction of the Board of Directors or (2) by any Member who (a) was a Record Holder at the time the notice required by this Section 12.4(l) is delivered to the Secretary of the Company and at the time of the annual meeting, (b) is entitled to vote at the meeting, and (c) complies with the notice procedures set forth in this Section 12.4(l) as to such business or nomination. Clause (2) of the immediately preceding sentence shall be the exclusive means for a Member to make nominations or submit other business for action at any annual meeting of the Members, other than matters properly brought before the meeting pursuant to notice given under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting.

(B) Without qualification or limitation of any other requirement, for any nominations or any other business to be properly brought before an annual meeting by a Member pursuant to Section 12.4(l)(i)(A)(2), the Member must have given sufficient, timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 12.4(m)) in writing to the Secretary of the Company and any such proposed business must constitute a proper matter for Member action. To be timely, a Member’s notice shall be delivered to the Secretary of the Company at the principal office of the Company not earlier than the close of business on the one-hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that (1) in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Member must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company and (2) in the case of the Company’s first annual meeting of Members as a company with a class of equity securities registered under the Exchange Act, a Member’s notice to be timely must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Member’s notice as described above.

(C) To be sufficient, a Member’s notice delivered pursuant to this Section 12.4(l) must set forth: (1) as to each Person, if any, whom such Member proposes to nominate for election or reelection as a Director (a) all information relating to such Person that would be required to be disclosed in a proxy statement required to be made in connection with solicitations of proxies for election of such Persons as Directors in a contested election, or as is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (b) such Person’s written consent to being named as a nominee and to serving as a Director if elected and (c) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among, on the one hand, such Member and any other beneficial Owner, if any, of such Shares, and their respective Affiliates and Associates, or others acting in concert therewith, and, on the other hand, each proposed nominee, and his or her respective Affiliates and Associates, or others acting in concert therewith, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K under the Exchange Act if the Member making the nomination and any beneficial Owner on whose behalf the nomination is made, if any, or any Affiliate or Associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (2) if the notice relates to any business, other than a nomination of a person for election as a Director, that the Member proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such Member and the beneficial Owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such Member and beneficial Owner, if any, and any other Person or Persons (including their names) in connection with the proposal of such business by such Member; and (3) as to the Member giving the notice and the beneficial Owner, if any, on whose behalf the nomination or proposal is made (a) the name and address (in the case of the Member, as they appear on the Company’s books), (b) (i) the class or series and number of Shares or other securities of the Company which are, directly or indirectly, beneficially Owned by such Person (and such Person is the Record Holder of such Shares or other securities), (ii) any option, warrant, convertible security, Share appreciation right, or similar right with an exercise or conversion privilege or (iii) any option or right with a settlement payment or mechanism at a price related to any class or series of shares, or other securities, of any Group Member with a value derived in whole or in part from the value of any class or series of shares, or other securities, of any Group Member, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares, or other securities, of any Group Member, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares, or other securities, of any Group Member, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares, or other securities, of any Group Member, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares, or other securities, of any Group Member, through the delivery of cash or other property, or otherwise (a “Derivative Instrument”), directly or indirectly beneficially Owned by such Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Shares, (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Person has a right to vote any shares of any security of the Company, (v) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Member, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of Shares by, manage the risk of Share price changes for, or increase or decrease the voting power of, such Member with respect to any class or series of Shares, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares, or other securities, of any Group Member, (vi) any rights to distributions on the Shares owned by such Person that are separated or separable from the underlying Shares, (vii) any proportionate interest in Shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Member is a general partner or, directly or indirectly, beneficially Owns an interest in a general partner of such a general or limited partnership or in which any members of such Member’s immediate family have an interest, and (viii) any performance-related fees (other than an asset-based fee) to which such Person is entitled based on any increase or decrease in the value of Shares or Derivative Instruments, if any, as of the date of such notice, (c) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such Person, any of its respective Affiliates or Associates, and any others acting in concert with any of the foregoing, (d) a representation that the Member is a

Record Holder entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (e) a representation whether the Member or the beneficial Owner, if any, intends to be or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least ten percent (10%) of the voting power of the Outstanding Voting Shares or (ii) otherwise to solicit proxies from Members in support of such proposal or nomination, and (f) any other information relating to such Member and beneficial Owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. With respect to each Person, if any, whom the Member proposes to nominate for election or reelection to the Board of Directors, such Member must, in addition to the matters set forth above, include the completed and signed questionnaire, representation and agreement required by Section 12.4(m). The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as an independent Director of the Company or that could be material to a Member’s reasonable understanding of the independence, or lack thereof, of such nominee in relation to such Member or beneficial Owner. Without limitation on any obligation of any such Member to update material information, the information required by clauses (b) or (c) above shall be updated by such Member and beneficial Owner, if any, not later than ten (10) days after the Record Date to disclose such information as of such Record Date.

(D) Notwithstanding anything in the second sentence of Section 12.4(l)(i)(B) to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Member’s notice required by this Section 12.4(l) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal office of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(ii) Special Meetings of Members. Only such business shall be conducted at a special meeting of the Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of the Members at which Directors are to be elected pursuant to the Company’s notice of meeting (A) by or at the direction of the Board of Directors, or (B) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Member of the Company who (1) is a Record Holder at the time the notice provided for in this Section 12.4(l) is delivered to the Secretary of the Company and at the time of the special meeting, (2) is entitled to vote at the meeting and upon such election, and (3) complies with the notice procedures set forth in this Section 12.4(l) as to such nomination. Subject to Section 12.4(l)(iii)(D), in the event a special meeting of the Members is duly called for the purpose of electing one or more Directors to the Board of Directors, any such Member may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the

Member’s notice containing the information required by Section12.4(l)(i)(C) with respect to any nomination (and including the completed and signed questionnaire, representation and agreement required by Section 12.4(m)) shall be delivered to the Secretary of the Company at the principal office of the Company not earlier than the close of business on the one-hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Member’s notice as described above.

(iii) General.

(A) Only such Persons who are nominated in accordance with the procedures set forth in this Section 12.4(l) shall be eligible to be elected at an annual or special meeting of the Members to serve as Directors and only such other business shall be conducted at a meeting of the Members as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12.4(l). Except as otherwise provided by law or this Agreement, the Person presiding at the meeting of the Members shall have the power (1) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12.4(l) (including whether the Member or beneficial Owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Member’s nominee or proposal in compliance with such Member’s representation as required by Section 12.4(l)(i)(C)(3)(e)) and (2) if any proposed nomination or other business was not made or proposed in compliance with this Section 12.4(l), to declare that no action shall be taken on such nomination or other proposal and that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12.4(l), if the Member (or a qualified representative of the Member) does not appear at the annual or special meeting of the Members to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 12.4(l), to be considered a qualified representative of a Member, a Person must be a duly authorized officer, manager or partner of such Member or must be authorized by a writing executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the meeting of the Members and such Person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the Members.

(B) For purposes of this Section 12.4(l), “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(C) Notwithstanding the foregoing provisions of this Section 12.4(l), a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12.4(l); provided, however, that any references in this Agreement to particular provisions of the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements under the Exchange Act applicable to nominations or proposals as to any other business to be considered pursuant to this Section 12.4(l) but, in addition to satisfying any such requirements, compliance with this Section 12.4(l) shall be the exclusive means for a Member to make nominations or submit other business, as applicable (other than business properly brought before a meeting after inclusion in the proxy statement of the Board of Directors under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).

(D) Nothing in this Agreement shall limit any rights (1) of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, or (2) of the holders of any class or series of Shares having a preference over the Common Shares of the Company as to distributions or upon liquidation to elect Directors in accordance with this Agreement. Nothing in this Agreement shall be construed to permit any Member, or give any Member the right, to include or have disseminated or described in the Company’s proxy statement, any nomination of Director or Directors or any other business proposal (but Members shall have such rights to the extent separately provided by Rule 14a-8 under the Exchange Act).

(m) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a Director of the Company, a Person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 12.4(l)) to the Secretary of the Company at the principal office of the Company a written questionnaire with respect to the background and qualification of such Person and the background of any other Person on whose behalf his nomination is being made (which questionnaire shall be provided by the Secretary of the Company upon written request), and a written representation and agreement (in the form provided by the Secretary of the Company upon written request) that such Person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such Person, if elected as a Director of the Company, will act or vote on any issue or question that has not been disclosed to the Company, (ii) is not and will not become a party to any agreement, arrangement or understanding with any Person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (iii) except to the extent specifically identified therein, would be in compliance, if elected as a Director, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and trading policies and guidelines applicable to Directors publicly disclosed to the date of such statement.

(n) Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the Members will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of Members as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the

Board of Directors, the chairman of the meeting of the Members shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Members entitled to vote at the meeting, their duly authorized and constituted proxies or such other Persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman at any meeting of Members, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of Members shall not be required to be held in accordance with the rules of parliamentary procedure.

(o) Record Date, Voting Rights and Privileges. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members or to give approvals without a meeting, as provided in Section 12.4(k), the Board of Directors may set a Record Date, which shall not be less than ten (10) nor more than sixty (60) days before (i) the date of such meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any U.S. federal securities laws or any National Securities Exchange on which the Shares are listed or admitted for trading, in which case such U.S. federal securities laws or the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (ii) in the event that approvals are sought without a meeting, the date by which Members are requested in writing by the Board of Directors to give such approvals. If the Board of Directors does not set a Record Date, then (A) the Record Date for determining the Members entitled to notice of or to vote at a meeting of the Members shall be the close of business on the day immediately preceding the day on which notice is given, and (B) the Record Date for determining the Members entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Company in care of the Board of Directors in accordance with Section 12.4(k).

ARTICLE XIII -

MERGER, CONSOLIDATION OR CONVERSION

Section 13.1 Authority.

The Company may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement or plan of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIII. It is expressly agreed that any merger or consolidation of any member of the Company Group (other than the Company) shall not be subject to the requirements of this Article XIII.

Section 13.2 Procedure for Merger, Consolidation or Conversion.

(a) Any merger, consolidation or conversion of the Company pursuant to this Article XIII requires the prior approval of the Board of Directors; provided, however, that, to the maximum extent permitted by law, the Board of Directors shall have no duty or obligation (including no fiduciary duty) to approve any merger, consolidation or conversion of the Company and may decline to do so free of any duty or obligation whatsoever to the Company or any Member and, in declining to approve a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or in equity (including no fiduciary duty) to the maximum extent permitted by applicable law.

(b) If the Board of Directors shall determine to approve a merger or consolidation of the Company, the Board of Directors shall approve the Merger Agreement, which shall set forth:

(i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii) the terms and conditions of the proposed merger or consolidation;

(iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 13.4 or a later date specified in or determinable in accordance with the Merger Agreement; provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein; and

(vii) such other provisions with respect to the proposed merger or consolidation that the Board of Directors determines to be necessary or appropriate.

(c) If the Board of Directors shall determine to approve the conversion, the Board of Directors may approve and adopt a Plan of Conversion containing such terms and conditions that the Board of Directors determines to be necessary or appropriate.

Section 13.3 Approval by Members.

(a) Except as provided in Section 13.3(d), the Board of Directors, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of the Members, whether at the Company’s annual meeting, a special meeting or by written consent, in either case in accordance with the requirements of Article XII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as applicable, shall be included in or enclosed with the notice of a meeting or the written consent.

(b) Except as provided in Sections 13.3(d) and 13.3(e), the Merger Agreement or the Plan of Conversion, as applicable, shall be approved upon the affirmative vote of the holders of at least a majority of the voting power of the Outstanding Voting Shares.

(c) Except as provided in Sections 13.3(d) and 13.3(e), after such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger or the certificate of conversion pursuant to Section 13.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

(d) Notwithstanding anything else contained in this Article XIII or in this Agreement, the Board of Directors is permitted, without Member approval, to convert the Company or any Group Member into a new limited liability entity, to merge the Company or any Group Member into, or convey all of the Company’s assets to, another limited liability entity that shall be newly formed and shall have no assets, Liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company or other Group Member if (i) the Board of Directors has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member as compared to its limited liability under the Delaware Act, (ii) the purpose of such conversion, merger or conveyance is to effect a change in the legal form of the Company into another limited liability entity and (iii) the Board of Directors determines that the governing instruments of the new entity provide the Members with substantially the same rights and obligations as are herein contained.

(e) Additionally, notwithstanding anything else contained in this Article XIII or in this Agreement, the Board of Directors is permitted, without Member approval, to merge or consolidate the Company with or into another entity if (i) the Board of Directors has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Member as compared to its limited liability under the Delaware Act, (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 12.1, (iii) the Company is the Surviving Business Entity in such merger or consolidation, (iv) each Share Outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Share of the Company after the effective date of the merger or consolidation and (v) the number of Shares to be issued by the Company in such merger or consolidation does not exceed twenty percent (20%) of the Shares Outstanding immediately prior to the effective date of such merger or consolidation.

Section 13.4 Certificate and Effect of Merger or Conversion.

(a) Upon the required approval, if any, by the Board of Directors and the Members of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

(b) At the effective time of the merger:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, Liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, Liabilities and duties had been incurred or contracted by it.

(c) At the effective time of the conversion:

(i) the Company shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

(ii) all rights, title, and interests to all real estate and other property owned by the Company shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

(iii) all Liabilities and obligations of the Company shall continue to be Liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

(iv) all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Company in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those Liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;

(v) a proceeding pending by or against the Company or by or against any of the Members in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior Members without any need for substitution of parties; and

(vi) the Shares that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the Plan of Conversion or certificate of conversion shall be so converted, and Members shall be entitled only to the rights provided in the Plan of Conversion or certificate of conversion.

(d) A merger, consolidation or conversion effected pursuant to this Article XIII shall not be deemed to result in a transfer or assignment of assets or Liabilities from one entity to another.

Section 13.5 Amendment of Company Agreement.

Pursuant to Section 18-209(f) of the Delaware Act, an agreement or plan of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may (a) effect any amendment to this Agreement or (b) effect the adoption of a new limited liability company agreement for a limited liability company if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Article XIII shall be effective at the effective time or date of the merger or consolidation.

ARTICLE XIV -

GENERAL PROVISIONS

Section 14.1 Addresses and Notices; Written Communications.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. Notwithstanding the foregoing, if (a) a Member shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (b) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 14.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in such Record Holder’s address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Company at the principal office of the Company designated pursuant to Section 2.3. The Board of Directors and the Officers may rely on and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine. The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 14.2 Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 14.3 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 14.4 Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 14.5 Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 14.6 Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 14.7 Third-Party Beneficiaries.

Each Member agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

Section 14.8 Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share pursuant to Section 10.1(a), without execution hereof.

Section 14.9 Applicable Law; Forum; Venue and Jurisdiction.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

(b) Each of the Members and each Person holding any beneficial interest in the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

(i) irrevocably agrees that, unless the Company (through the approval of the Board of Directors) consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or Liabilities among Members or of Members to the Company, or the rights or powers of, or restrictions on, the Members or the Company), (B) brought in a derivative manner on behalf of the Company, (C) asserting a claim of breach of a duty owed by any Director, Officer or other employee of the Company or any Indemnitee, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; provided, that if and only if the Court of Chancery of the State of Delaware dismisses any such claims, suits, actions or proceedings for lack of subject matter jurisdiction, such claims, suits, actions or proceedings may be brought in another state or federal court sitting in the State of Delaware;

(ii) irrevocably submits, unless the Company (through the approval of the Board of Directors) consents in writing to the selection of an alternative forum, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding; provided, that if and only if the Court of Chancery of the State of Delaware dismisses any such claims, suits, actions or proceedings for lack of subject matter jurisdiction, it irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware;

(iii) irrevocably agrees not to, and irrevocably waives any right to, assert in any such claim, suit, action or proceeding that it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware (unless the Company (through the approval of the Board of Directors) consents in writing to the selection of an alternative forum) or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed (unless the Company (through the approval of the Board of Directors) consents in writing to the selection of an alternative forum); provided, that if and only if the Court of Chancery of the State of Delaware dismisses any such claims, suits, actions or proceedings for lack of subject matter jurisdiction, then it irrevocably agrees not to, and irrevocably waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of any state or federal court sitting in the State of Delaware, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

(iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and

(v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, that nothing in this Section 14.9(b)(v) shall affect or limit any right to serve process in any other manner permitted by law.

Section 14.10 Invalidity of Provisions.

If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions and/or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 14.11 Consent of Members.

Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the holders of the voting power of the Outstanding Voting Shares, each Member shall be bound by the results of any such approved action.

Section 14.12 Facsimile and PDF Signatures.

The use of facsimile signatures and signatures delivered by email in portable document format (.pdf) affixed in the name and on behalf of the Transfer Agent and registrar of the Company on certificates representing Common Shares is expressly permitted by this Agreement.

[Rest of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INITIAL MEMBER:

MGM RESORTS INTERNATIONAL

By:	/s/ John M. McManus
Name:	John M. McManus
Title:	Executive Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO AMENDED AND RESTATED LLC AGREEMENT]